UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

Sabre Holdings Corporation (“Sabre Holdings”) filed today on Form 8-K/A historical and pro forma financial statements related to its acquisition of lastminute.com plc on July 20, 2005.  As part of the questions and answers referred to in Item 7.01 of this Form 8-K, Sabre Holdings also is reporting the following additional non-GAAP financial measures for lastminute.com:

Adjusted lastminute.com EBITDA for the nine months ended June 30, 2005 under UK GAAP was approximately £9 million, excluding non-recurring costs related to the lastminute.com sale, an amount accrued due to a dispute with a vendor and other items, totaling £25 million.

lastminute.com per UK GAAP
£ millions

Adjusted lastminute.com EBITDA Reconciliation	9 Months Ended June 30, 2005
Group Operating Loss	(81.3)
Add: Depreciation	16.1
Add: Amortization	48.7
Add: Exceptional Items	25.3
Adjusted lastminute.com EBITDA	£8.8

Adjusted lastminute.com EBITDA for the six months ended June 30, 2005 under US GAAP was approximately $5 million, excluding non-recurring costs related to the lastminute.com sale, an amount accrued due to a dispute with a vendor and other items, totaling $47 million.

lastminute.com per US GAAP
$ millions

Adjusted lastminute.com EBITDA Reconciliation	6 Months Ended June 30, 2005
Operating income (loss)	(88.3)
Add: Depreciation	21.6
Add: Amortization	24.5
Add: Exceptional Items	47.2
Adjusted lastminute.com EBITDA	$5.0

An explanation of Adjusted lastminute.com EBITDA and management’s use of this non-GAAP financial measure is included as an Appendix to this Form 8-K.

ITEM 7.01  REGULATION FD DISCLOSURE

In connection with its filing today on Form 8-K/A of the required historical and pro forma financial statements for its acquisition of lastminute.com, Sabre Holdings has prepared the questions and answers furnished with this Form 8-K as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit	Description

99.1	Questions and Answers Related to lastminute.com Historical and Pro Forma Financial Statements

All of the information furnished in Items 2.02, 7.01 and 9.01 of this report and the accompanying appendix and exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005	SABRE HOLDINGS CORPORATION

	By:	/s/ JAMES F. BRASHEAR
James F. Brashear
Corporate Secretary

Appendix

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Sabre Holdings occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance.  We also believe the non-GAAP measures provide investors with a better baseline for modeling Sabre Holdings’ future earnings expectations.  Our management uses these non-GAAP measures for the same purpose.  We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for the non-GAAP financial measure used in this Form 8-K, together with an explanation of why management uses this measure and why management believes that this non-GAAP financial measure is useful to investors.  In addition, we have provided tables to reconcile this non-GAAP financial measure to the most directly equivalent GAAP financial measure.

Adjusted lastminute.com EBITDA

We define Adjusted lastminute.com EBITDA as GAAP operating income before depreciation and amortization, and excluding certain items as described in the reconciliation.  Our management feels that reporting Adjusted lastminute.com EBITDA will help satisfy the requests of our investors for additional information regarding lastminute.com performance.  Adjusted lastminute.com EBITDA is not a financial measure under GAAP.  Accordingly, it should not be considered in isolation or as a substitute for GAAP operating income for lastminute.com.  When evaluating Adjusted lastminute.com EBITDA, investors should also consider the lastminute.com historical financial information and pro forma combined Sabre Holdings Corporation and lastminute.com plc financial information filed by Sabre Holdings today on Form 8-K/A.  Because Adjusted lastminute.com EBITDA excludes some, but not all, items that affect operating income and adjusted EBITDA may vary among companies, the Adjusted lastminute.com EBITDA presented by Sabre Holdings may not be comparable to similarly titled measures of other companies.

EXHIBIT INDEX

EXHIBITS

Exhibit	Description

99.1	Questions and Answers Related to lastminute.com Historical and Pro Forma Financial Statements